SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

Aspect Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Notes:

     On July 13, 2005, Aspect Communications Corporation (the “Company”) posted to the Company intranet the following slides with the below legend included at the end:

Aspect will file a proxy statement and other documents regarding the proposed transaction described in this document with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASPECT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Aspect seeking their approval of the transaction. Investors and shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Aspect with the SEC at the SEC’s Web site at www.sec.gov. In addition to the proxy statement, Aspect files annual, quarterly, and special reports, proxy statement and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Aspect free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and directly from Aspect by directing a request to Aspect Investor Relations at 408-325-2200.

Aspect’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Aspect shareholders in connection with the proposed transaction. Information about Aspect’s directors and officers can be found in Aspect’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

Aspect Manager Session July 2005

Meeting Purpose To provide managers with an update on next steps in integration planning & To provide managers the tools they need to lead people through organizational change and sustain strong performance

Alternatives Decision Making Process Why Concerto How did this combination come about?

Business as Usual Integration Planning Closing the Deal Top Priorities

Revenue Keep employees engaged & focused on achieving results: Evaluate Q2 goals Set Q3 goals Business as Usual

Business as Usual Until the Close - Aspect and Concerto Continue to Operate as Two Separate Companies Merger Needs Shareholder and Regulatory Approval, Expected to Close As Early As Sept. 2005 Integration Planning but not Integration Execution - Hit the Ground Running on Day 1 after the Closing But Don't Jump the Gun Legal Considerations During Pre-Closing Period

Jim Foy to work with Gary Barnett to determine new senior management structure LOB leaders from each company to rationalize products, locations, and full organizational structures Regular progress updates Integration Planning Process

Communication Plans Integration website Online submission of anonymous questions E-mail communications as needed Managers hold one-on-one or team meetings regularly

San Jose Atlanta Chicago Dusseldorf Frankfurt Stockley Park Chelmsford Nashville Tyson's Corner Haydock Audio Participants Q&As

Chris Thornton, Senior Consultant Right Management Consultants Guest Speaker